UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2024

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400 San Diego, CA	92108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (619) 631-8261

                                        N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	RVYL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously reported in a Current Report on Form 8-K filed by RYVYL Inc., a Nevada corporation (the “Company”) with the Securities and Exchange Commission on November 28, 2023, the Company entered into an Exchange Agreement (the “Exchange Agreement”) with an institutional investor (the “Investor”), which previously provided $100 million in convertible note financing to the Company, evidenced by an 8% Convertible Note Due 2023, issued to the Investor on November 8, 2021 (the “Note”), which Note was originally due on November 5, 2023, and which maturity date was extended to November 5, 2024, pursuant to a Restructuring Agreement, dated as of August 16, 2022, and, pursuant to the Exchange Agreement, the Investor agreed to forbear from requiring the repayment of the Note (to the extent such repayment obligation arises solely as a result of the occurrence of the maturity date and not with respect to any event of default or redemption rights in the Note or pursuant to the Indenture (as such term is defined in the Exchange Agreement)) during the period commencing on November 5, 2024 through, and including, April 5, 2025.

On May 17, 2024, the Company entered into a Forbearance Agreement (the “Forbearance Agreement”) with the Investor, pursuant to which the Investor, in consideration for the Company’s cash payment in the amount of $80,000 as an advance payment of a portion of the next interest payment, in the estimated amount of $380,000, due and payable under the Note on October 1, 2024, agreed to further forbear from requiring the repayment of the Note (to the extent such repayment obligation arises solely as a result of the occurrence of the maturity date and not with respect to any event of default or redemption rights in the Note or pursuant to the Indenture) during the period commencing on April 5, 2025 through, and including, April 5, 2026.

The description of the Forbearance Agreement set forth herein is qualified in its entirety by reference to the full text of the Forbearance Agreement, which is filed herewith as Exhibit 10.1.

Item 8.01 Other Events.

On May 20, 2024, the Company issued a press release (the “Press Release”) announcing its entrance into the Forbearance Agreement. The Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document
10.1†*	Form of Forbearance Agreement
99.1*	Press Release, dated as of May 20, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Filed herewith
†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYVYL, Inc.

Date: May 20, 2024	By:	/s/ Fredi Nisan
Fredi Nisan
Chief Executive Officer